Rule 10f-3 Transactions

                      DREYFUS INVESTMENT GRADE FUNDS, INC.
                     Dreyfus Premier Short Term Income Fund

On May 5, 2006, Dreyfus Investment Grade Funds, Inc. - Dreyfus Premier Short Term Income Fund (the "Fund") purchased $514,90260,0000 in Lincoln Corp Variable Rate - Cusip # 534187AS8 (the "Bonds"). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate's primary members:

                                  Banc of America
                                    Citigroup
                                  Goldman Sachs
                                    JP Morgan
                                  Lehman Bros.
                                  Merrill Lynch
                                  Morgan Stanley
                                       UBS
                                  Wachovia Secs.

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Premier Short Term Income Fund, which determined that the purchase had been effected in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 12, 2006.






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                                                       Sub-Item 77 O
                                                       Rule 10f-3 Transactions

                      DREYFUS INVESTMENT GRADE FUNDS, INC.
                      Dreyfus Intermediate Term Income Fund

On May 4, 2005, Dreyfus Investment Grade Funds, Inc. - Dreyfus Intermediate Term Income Fund (the "Fund") purchased $1,100,000 in Lincoln Corp Variable Rate - Cusip # 534187AS8 (the "Bonds"). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate's primary members:

                                  Banc of America
                                    Citigroup
                                  Goldman Sachs
                                    JP Morgan
                                  Lehman Bros.
                                  Merrill Lynch
                                  Morgan Stanley
                                       UBS
                                  Wachovia Secs.

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Intermediate Term Income Fund, which determined that the purchase had been effected in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 12, 2006.

                                                    DIGF
                                                    -DPSTIF
                                                    -DITIF


                               PROPOSED RESOLUTION

                  RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.